Exhibit 10.2

SECOND AMENDMENT TO STANDARD MULTI-TENANT

OFFICE LEASE – GROSS

BY AND BETWEEN

ALLEN JOSEPH BLACKMORE, TRUSTEE AS LESSOR

AND

GENOPTIX, INC. AS LESSEE

This Second Amendment to Standard Multi-Tenant Office Lease – Gross (“Second Amendment”) is made as of July 1, 2009, by and between Allen Joseph Blackmore, Trustee (“Lessor”) and Genoptix, Inc. (“Lessee”), who agree as follows:

1. Recitals.

a. Lessor and Lessee are parties to that certain Standard Multi-Tenant Office Lease – Gross dated April 14, 2008, that certain Addendum to Standard Multi-Tenant Office Lease – Gross dated April 14, 2008 and that certain First Amendment to Standard Multi-Tenant Office Lease-Gross dated September 15, 2008 (together “Lease”) whereby Lessee leased from Lessor approximately 47,597 rentable square feet consisting of suite numbers 100, 103, 106 and 200 at the building located at 1811 Aston Avenue, Carlsbad, California (“Building”).

b. Section 60 of the Lease provides that Lessee has the right of first offer on Suites 103 and 104. Suite 103 was added to the Lease on September 15, 2008. Lessee now desires to add the already improved Suite 104, consisting of approximately 6,886 rentable square feet (5,836 useable square feet) (hereinafter, “Suite 104”), to the Lease and Lessor and Lessee have agreed to add Suite 104 to the Lease and modify the corresponding Lease provisions as set forth below.

2. Addition of Suite 104. Suite 104 is hereby added to the “Premises” as such term is defined in Section 1.2(a) of the Lease effective as of July 1, 2009. All references to the “Premises” in the Lease shall hereinafter include said Suite 104 and the total rentable square feet of the Premises as increased by Suite 104 and set forth in Section 1.2(a) of the Lease shall be 54,483 (46,173 square feet useable). The number of Parking spaces as provided in Section 1.2(b) of the Lease is hereby increased by 28 spaces to be 219 spaces. The Lessee’s Share of Operating Expense Increase as provided in Section 1.6 of the Lease shall be increased to ninety-six percent (96%). The Security Deposit in Section 1.7(b) is increased by $17,903 to be $141,655 and Lessee shall deliver such $17,903 payment to Lessor within five (5) business days of the full execution and delivery of this Second Amendment. As Suite 104 has already been improved, no increase in the allowance for tenant improvements shall be included.

3. Base Rent for Suite 104. Lessee shall not have an obligation to pay monthly Base Rent for Suite 104 for the period from July 1, 2009 through January 1, 2010, but all other obligations of Lessee required under Paragraph 51 of the Lease shall be applicable to Suite 104. Commencing January 1, 2010, the component of monthly Base Rent for the Premises applicable to Suite 104 shall be $18,440.00 and shall be subject to increase to the same extent as Base Rent for the other portions of the Premises on January 1 of each subsequent year commencing January 1, 2011. The Base Rent for the entire Premises (including Suite 104), as described in Section 1.5 of the Lease shall remain $123,752 through December 31, 2009. Section 52, Base Rent Increases, shall now provide for the following schedule of payments:

On January 1, 2010, the monthly Base Rent shall be increased to $145,905

On January 1, 2011, the monthly Base Rent shall be increased to $150,282

On January 1, 2012, the monthly Base Rent shall be increased to $154,790

On January 1, 2013, the monthly Base Rent shall be increased to $159,434

On January 1, 2014, the monthly Base Rent shall be increased to $164,217

4. Commencement and Term. Suite 104 shall be added to the Premises as of July 1, 2009 and the term for Suite 104 shall be coterminous with the Original Term applicable to the remainder of the Premises with an Expiration Date of December 31, 2014. Suite 104 shall be included in the Option to Extend contained in Section 62 of the Lease. Section 63, “Base Rent Increases During Option Periods,” shall now provide for the following schedule of payments:

On January 1, 2015, the monthly Base Rent shall be increased to $169,143

On January 1, 2016, the monthly Base Rent shall be increased to $174,218

On January 1, 2017, the monthly Base Rent shall be increased to $179,444

On January 1, 2018, the monthly Base Rent shall be increased to $184,827

On January 1, 2019, the monthly Base Rent shall be increased to $190,372

5. Miscellaneous.

a. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.

b. Except as specifically amended herein, the Lease shall remain in full force and effect. If there is any conflict between the provisions of this Second Amendment and the Lease, the provisions of this Second Amendment shall control. Capitalized terms not specifically defined in this Second Amendment shall have the meanings given in the Lease.

c. Lessor hereby represents and warrants for the benefit of Lessee that Lessor has received the consent of First Republic Bank, a Division of Merrill Lynch Bank & Trust Co., FSB to this Second Amendment pursuant to the terms and provisions of that certain Specific Assignment, Subordination, Non-Disturbance and Attornment Agreement of record against Lessor’s title to the Project.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Second Amendment to Standard Multi-Tenant Office Lease – Gross as of the date first written above.

LESSEE:

GENOPTIX, INC.,
A Delaware corporation

By:	/s/ Tina S. Nova
Its:	President and CEO

By:	/s/ C.V. Kuhlen
Its:	VP, General Counsel and Corporate Secretary

LESSOR:

/a/ Allen Joseph Blackmore
Allen Joseph Blackmore, Trustee of the Blackmore Family Trust Restated 1995

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